UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2019

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-4219	74-1339132
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01.  Other Events.

As previously disclosed, Spectrum Brands Holdings, Inc. (the “Company”) has been repurchasing its shares of common stock (the “Company’s Shares”) pursuant to its stock repurchase program and the Company’s Amended and Restated Certificate of Incorporation (“Charter”) contains restrictions on the transfer, acquisition or disposition of the Company’s Shares, which are designed to prevent an “ownership change” for U.S. federal income tax purposes.  These transfer restrictions prohibit, among other things, any person from transferring, acquiring or disposing of any of the Company’s Shares to the extent that such person or any other person becomes a holder of 4.9% or more of the Company’s Shares or becomes a person identified as a “5-percent shareholder” of the Company under applicable Treasury regulations.

In connection with the foregoing, on the date hereof, the Company reported that as of March 12, 2019 it had 49,196,216 Company Shares issued and outstanding reflecting its share repurchases.

The foregoing is not a complete description of the restrictions constrained in Company’s Charter. Interested parties are encouraged to read the entirety of the text of the Company’s Charter, which is included in its filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2019
SPECTRUM BRANDS HOLDINGS, INC.
	By:	/s/ Ehsan Zargar
Name: Ehsan Zargar
Title: Executive Vice President, General Counsel and Secretary